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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the HealthGrades.com, Inc. 1996 Equity Compensation Plan and to the incorporation by reference therein of our report dated March 17, 2000, with respect to the consolidated financial statements and schedule of HealthGrades.com, Inc. included in the Annual Report on Form 10-K of HealthGrades.com, Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          __________________________________
                                              Ernst & Young LLP

      Denver, Colorado

      August 3, 2000